UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 2, 2022

DIAMONDHEAD HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39936	85-3460766
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

250 Park Ave, 7th Floor New York, New York	10177
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 572-6260

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value and one-fourth of one redeemable warrant	DHHCU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	DHHC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DHHCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2022, Keith Feldman, the Chief Financial Officer of DiamondHead Holdings Corp. (the “Company”) resigned from his position as a member of the Board of Directors of the Company (the “Board”) and any committees thereof. Mr. Feldman’s resignation from the Board did not result from any disagreement with the Company. Mr. Feldman will continue to serve as the Chief Financial Officer of the Company.

On August 2, 2022, to fill the vacancy arising from Mr. Feldman’s resignation, the Company appointed Michael Bayles to the Board as a Class III director. Mr. Bayles is expected to serve for a term expiring at the Company’s third annual general meeting of stockholders and until his successor is elected or qualified, subject to Mr. Bayles’ earlier death, resignation, retirement, disqualification or removal.

Also on August 2, 2022, the Board appointed Mr. Bayles as Co-Chief Executive Officer, effective as of August 2, 2022. He will serve alongside current Chief Executive Officer, David Hamamoto, with each serving as Co-Chief Executive Officer of the Company.

Since March 11, 2022, Mr. Bayles has served as a director of EVO Transportation & Energy Services, Inc., and previously served as a director and chief restructuring officer from October 2020 to March 2021 and restructuring advisor from May 2020 to October 2020. Mr. Bayles has served as a vice president of investments of Slam Corp, a special purpose acquisition company, since March 2021. Mr. Bayles previously served as an analyst at Antara Capital LP from May 2018 until May 2020, and as a credit analyst at GLG Partners from May 2016 to December 2017. Prior to GLG Partners, Mr. Bayles was a vice president at Avenue Capital Group from September 2008 to April 2016. Mr. Bayles has a bachelor’s degree in economics from the Wharton School of the University of Pennsylvania.

In connection with this appointment, Mr. Bayles entered into (i) an indemnity agreement (the “Indemnity Agreement”) on the same terms as the indemnity agreements entered into by the directors and officers of the Company at the time of the Company’s initial public offering, a form of which was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on January 28, 2021 (the “Current Report”), (ii) a joinder (the “Letter Agreement Joinder”) to the letter agreement (the “Letter Agreement”) entered into between the Company, DHP SPAC-II Sponsor LLC (the “Sponsor”) and the Company’s directors and officers at the time of the Company’s initial public offering, a form of which was filed as Exhibit 10.1 to the Current Report and (iii) a joinder (the “Registration Rights Agreement Joinder”) to the registration rights agreement (the “Registration Rights Agreement”) entered into by and among the Company, the Sponsor, the holders party thereto, a form of which was filed as Exhibit 10.3 to the Current Report, under which Mr. Bayles will be granted certain registration rights on the same terms as the other holders at the time of the Company’s initial public offering.

Other than the foregoing, Mr. Bayles is not party to any arrangement or understanding with any person pursuant to which he was director, nor is he party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

The foregoing descriptions of the Letter Agreement, the Letter Agreement Joinder, the Registration Rights Agreement, the Registration Rights Agreement Joinder and the Indemnity Agreement do not purport to be complete and are qualified in their entireties by reference to the copies of those documents which are attached hereto as Exhibit 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Letter Agreement, dated January 25, 2021 by and among the Company, its officers, directors and the Sponsor (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 28, 2021).

10.2*	Joinder to the Letter Agreement, dated August 2, 2022, by and among the Company and Michael Bayles.

10.3	Registration Rights Agreement, dated January 25, 2021, by and among the Company, the Sponsor and the other holders party thereto (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on January 28, 2021).

10.4*	Joinder to the Registration Rights Agreement, dated August 2, 2022, by and among the Company and Michael Bayles.

10.5	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on January 28, 2021).

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2022

DIAMONDHEAD HOLDINGS CORP.

By:	/s/ David T. Hamamoto
Name:	David T. Hamamoto
Title:	Co-Chief Executive Officer